UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: June 22, 2007
(Date of Earliest Event Reported)
GLOBAL CASH ACCESS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32622 (Commission File Number)	20-0723270 (IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada (Address of Principal Executive Offices)	89120 (Zip Code)
(800) 833-7110
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On June 22, 2007, Global Cash Access Holdings, Inc. (the “Company”), together with its wholly-owned subsidiary Global Cash Access, Inc., entered into Amendment No. 1 to Second Amended and Restated Credit Agreement (the “Amendment”) with Bank of America, N.A., as Administrative Agent, which amended certain terms of the Second Amended and Restated Credit Agreement, dated as of November 1, 2006 (the “Credit Agreement”). The Amendment amended the definitions of Consolidated EBITDA, Excess Cash Flow and Investment contained in the Credit Agreement and updated the form of Compliance Certificate to be issued from time to time under the Credit Agreement.
The foregoing description does not purport to be complete and is qualified by the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 22, 2007, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc. and Bank of America, N.A., as Administrative Agent

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.
Date: June 25, 2007	By:	/s/ HARRY C. HAGERTY III
Harry C. Hagerty III
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1	Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of June 22, 2007, by and among Global Cash Access Holdings, Inc., Global Cash Access, Inc. and Bank of America, N.A., as Administrative Agent